                                  SENECA RESOURCES CORPORATION - CANADIAN OPERATIONS
                                              CONSOLIDATING BALANCE SHEET
                                                 AT SEPTEMBER 30, 2003
                                                (THOUSANDS OF DOLLARS)

                                          Seneca
                            National Fuel Energy    Seneca New                                                    Consolidated
                             Exploration  Canada,   Brunswick,                       Total Before               Seneca Resources
                             Corporation   Inc.        LP         NSULC1      NSULC2 Eliminations Eliminations Canadian Operations
                            ------------- -------- -----------  ---------- ---------- ------------ ------------ -------------------

ASSETS

PROPERTY, PLANT and EQUIPMENT     $ -   $ 285,621         $ -         $ -         $ -   $ 285,621      $ (560)      $ 285,061
  Less: Accumulated  DD&A           -     169,859           -           -           -     169,859      (1,285)        168,574
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------     ----------
                                    -     115,762           -           -           -     115,762         725         116,487
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
CURRENT ASSETS:
  Cash and Temporary Cash Invest.   -       9,578           -           -           -       9,578           -           9,578
  Accounts Receivable               -       4,348           -           -       1,763       6,111           -           6,111
  Accounts Receivable-Intercompany  -           -           -      21,837           -      21,837     (21,837)              -
  Materials and Supplies            -         740           -           -           -         740           -             740
  Prepayments                       -         633           -           -           -         633           -             633
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
                                    -      15,299           -      21,837       1,763      38,899     (21,837)         17,062
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
OTHER ASSETS:
  Invest. in Associated Companies   -           -           -           -           -           -           -               -
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
                                    -         168           -      94,717           -      94,885     (94,717)            168
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
TOTAL ASSETS                      $ -   $ 131,229         $ -   $ 116,554     $ 1,763   $ 249,546   $ (115,829)     $ 133,717
                            ==========  ==========  ==========  ========== ===========  ==========  ==========      ==========

CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock                      -           -           -           -           -           -           -               -
  Paid - in - Capital               -      49,395           -     109,663       1,409     160,467     (49,391)        111,076
  Earn. Reinvest. in the Business   -      39,634           -    (202,916)     (2,246)   (165,528)    (13,073)       (178,601)
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
  Total Common Shareholder
   Equity Before Items of Other
   Comprehensive Income             -      89,029           -     (93,253)       (837)     (5,061)    (62,464)        (67,525)
  Accumulated Other
   Comprehensive Income (Loss)      -       5,688           -      26,136         494      32,318     (24,091)          8,227
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
  Total Comprehensive
    Shareholders' Eqity             -      94,717           -     (67,117)       (343)     27,257     (86,555)        (59,298)

  Notes Payable-Intercompany        -           -           -     144,908       1,889     146,797           -         146,797
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
  Total Capitalization              -      94,717           -      77,791       1,546     174,054     (86,555)         87,499
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------

CURRENT AND ACCRUED LIABILITIES:
  Accounts Payable                  -       9,823           -           -           -       9,823           -           9,823
  Accounts Payable - Intercompany   -      19,067           -      29,879         384      49,330     (23,663)         25,667
  Other Accruals and Current
   Liabilities                      -         364           -       7,815           -       8,179      (7,815)            364
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
                                    -      29,254           -      37,694         384      67,332     (31,478)         35,854
                            ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------

DEFERRED CREDITS:
  Accumulated Deferred Income Taxes -       7,258           -       1,069        (167)      8,160         600           8,760
  Asset Retirement Obligation       -           -           -           -           -           -       1,604           1,604
                             ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
                                    -       7,258           -       1,069        (167)      8,160       2,204          10,364
                             ----------  ----------  ----------  ---------- -----------  ----------  ----------      ----------
TOTAL CAPITALIZATION
 AND LIABILITIES                 $ -   $ 131,229         $ -   $ 116,554     $ 1,763   $ 249,546   $ (115,829)     $ 133,717
                             ==========  ==========  ==========  ========== ===========  ==========  ==========      ==========

                                  SENECA RESOURCES CORPORATION - CANADIAN OPERATIONS
                                           CONSOLIDATING STATEMENT OF INCOME
                                     FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003
                                                (THOUSANDS OF DOLLARS)

                                          Seneca
                            National Fuel Energy    Seneca New                                                    Consolidated
                             Exploration  Canada,   Brunswick,                       Total Before               Seneca Resources
                             Corporation   Inc.        LP         NSULC1      NSULC2 Eliminations Eliminations Canadian Operations
                            ------------- -------- -----------  ---------- ---------- ------------ ------------ -------------------

OPERATING REVENUE:             $ 78,951   $ 23,470   $      -   $       -         $ -  $ 102,421    $      -       $ 102,421
                            ------------- -------- -----------  ---------- ---------- ------------ ----------      ----------

OPERATING EXPENSE:
  Operation and Maintenance      23,699      6,949          -           -           -     30,648         933          31,581
  Property, Franchise and
   Other Taxes                    7,064        591          -           -           -      7,655         (36)          7,619
  Depreciation, Depletion and
    Amortization                 22,822      6,357          -           -           -     29,179      (2,484)         26,695
  Impairment of Oil and Gas
   Producing Properties          32,589     12,837          -           -           -     45,426       9,609          55,035
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------
                                 86,174     26,734          -           -           -    112,908       8,022         120,930
  Loss on Sale of Oil and Gas
   Producing Properties               -          -          -     (71,372)     (2,111)   (73,483)     15,011         (58,472)
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------
  Operating Income (Loss)        (7,223)    (3,264)         -     (71,372)     (2,111)   (83,970)      6,989         (76,981)
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------

OTHER INCOME (EXPENSE):
  Interest - Intercompany        14,350    (17,124)    17,124     (15,820)       (203)    (1,673)     (1,364)         (3,037)
  Other Interest                      -       (186)         -           -           -       (186)                       (186)
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------
                                 14,350    (17,310)    17,124     (15,820)       (203)    (1,859)     (1,364)         (3,223)
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------
  Income (Loss) Before
   Income Taxes and
   Minority Interest in
   Foreign Subsidiary             7,127    (20,574)    17,124     (87,192)     (2,314)   (85,829)      5,625         (80,204)
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------

  Income Taxes                    5,777      1,381     13,721     (13,029)       (167)     7,683         783           8,466
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------

  Income/(Loss) Before
   Cumulative Effect              1,350    (21,955)     3,403     (74,163)     (2,147)   (93,512)      4,842         (88,670)
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------
  Cumulative Effect of
   Change in Accounting               -          -          -           -           -          -         (59)            (59)
                            ------------ ----------  ----------  ---------- ----------- ----------  ----------     ----------
  Net Income (Loss) Available
   for Common Stock            $ 1,350   $ (21,955)   $ 3,403    $(74,163)   $ (2,147) $ (93,512)    $ 4,783       $ (88,729)
                            ============ ==========  ==========  ========== =========== ==========  ==========     ==========